UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2018

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20550 SW 115th Ave. Tualatin, OR	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company     ☐

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Promissory Note to Lu  Pacific Properties LLC dated  April 13, 2018

Effective April 13, 2018, Powin China Holdings 1, LLC (“Powin China”), a wholly-owned subsidiary of Powin Energy Corporation (“Powin Energy”), issued its Promissory Note to Lu  Pacific Properties LLC, an affiliated company of Joseph Lu, Powin Energy’s CEO and a director, in the principal amount of $290,000 in consideration of a loan to  Powin China in the same amount. The Note will accrue interest in the amount of 36% per annum based on a 365-day year. The entire principal amount and accrued interest is due June 12, 2018. The Note is unsecured.

Promissory Note to Mei-Yi Lu  dated April 13, 2018

Effective April 13, 2018, Powin China issued its Promissory Note to  Mei-Yi Lu, the wife of Joseph Lu, Powin Energy’s CEO and a director, in the principal amount of $400,000 in consideration of a loan to  Powin China in the same amount. The Note will accrue interest in the amount of 36% per annum based on a 365-day year. The entire principal amount and accrued interest is due June 12, 2018. The Note is unsecured.

Proceeds from the foregoing notes will be used by Powin China and its wholly-owned subsidiary Powin Energy (Ningbo) Co. Ltd for a land purchase in Ningbo Yuyao, China.  The land will be the site of a battery manufacturing facility to be constructed by Powin Energy (Ningbo) Co. Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN ENERGY CORPORATION

Dated: May 7, 2018	By: /s/ Geoffrey L. Brown President